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                                                                     Exhibit 5.1
                                                                     -----------
July 22, 2002



Neuberger Berman Inc.
605 Third Avenue
New York, New York  10158


Ladies and Gentlemen:

We are delivering this opinion in connection with the Registration Statement on Form S-3, file no. 333-91738 (the "Registration Statement"), filed by Neuberger Berman Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to 5,000,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company ("Common Stock"). All such shares of Common Stock are to be sold by certain selling stockholders of the Company (collectively, the "Selling Stockholders").

We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares, and have made such investigations of law as we have deemed necessary and advisable. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware.

2. The Shares being sold on behalf of the Selling Stockholders constitute duly authorized, validly issued, fully paid and non-assessable shares of Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.


Very truly yours,

/s/ Willkie Farr & Gallagher